UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2011
Patriot Coal Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12312 Olive Boulevard, Suite 400	63141
St. Louis, Missouri	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 275-3600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (c)
     On September 14, 2011, Patriot Coal Corporation (“Patriot”) announced that it was realigning its senior management organization to bring additional talent and focus to all areas of its business, with particular emphasis on current mining operations, organic growth and global investment opportunities. Effective September 19, 2011, Bennett K. “Ben” Hatfield will join Patriot as Executive Vice President & Chief Operating Officer, reporting to President & Chief Executive Officer Richard M. Whiting. In this role, Hatfield will assume general management responsibility for all of Patriot’s mining and other operating activities and will be based in Charleston, West Virginia. At the same time, Patriot has named Charles A. “Chuck” Ebetino, Jr., former Chief Operating Officer, as Senior Vice President — Global Strategy & Corporate Development, reporting to Mr. Whiting.
     Mr. Hatfield, 54, previously served for six years as President, Chief Executive Officer and Director of International Coal Group, Inc., a publicly-traded eastern U.S. coal producer, prior to the June 2011 sale of that company. Hatfield also has held a number of other key executive operating and commercial positions during a distinguished 30-plus year career in the coal industry, including President, Eastern Operations of Arch Coal, Inc., from March 2003 until March 2005, Executive Vice President & Chief Commercial Officer of Coastal Coal Company, from December 2001 through February 2003, and Executive Vice President and Chief Operating Officer of Massey Energy Company, from June 1998 through December 2001. He is a Licensed Professional Engineer with a B.S. in mining engineering from Virginia Polytechnic Institute and State University.
     Under an employment agreement dated September 12, 2011 and effective as of September 19, 2011, Mr. Hatfield will have an initial employment term of three years, after which his employment will be “at will” unless both parties elect to extend the term. Mr. Hatfield’s employment agreement provides for an annual base salary of $600,000. The employment agreement also provides for an annual performance-based cash bonus with a target amount of 100% of base salary (with a maximum of no less than 200% of base salary), based on achievement of performance targets established by the compensation committee of Patriot. Mr. Hatfield’s bonus for the 2011 calendar year will be prorated, based on the number of weeks of Mr. Hatfield’s term of employment in the calendar year 2011. Mr. Hatfield’s employment agreement provides that Mr. Hatfield will be granted a long-term incentive award on September 19, 2011 with a value that is at least equal to $1.2 million and will consist of stock options and restricted stock units. In addition, commencing with the 2012 calendar year, Mr. Hatfield will receive annual equity-based incentive compensation awards with a value at least equal to 200% of his base salary. Upon the termination of Mr. Hatfield’s employment due to death or disability, or upon the occurrence of a change in control (as defined in the applicable equity-based plan or award) all outstanding long term incentive awards and any other equity-based awards granted to him by Patriot, other than any performance units, which will be governed by the applicable plan or award, will become immediately and fully vested.
     The employment agreement provides that if Mr. Hatfield’s employment is terminated for cause or he resigns without good reason, the compensation due to him will only include accrued but unpaid salary and bonus, incurred but not yet reimbursed business expenses and payment of accrued and vested benefits and unused vacation time. If his employment is terminated due to death or disability, he will be entitled to receive accrued but unpaid salary and bonus, incurred but not yet reimbursed business expenses and payment of accrued and vested benefits and unused vacation time and a pro-rated bonus for the year of termination.
     The employment agreement provides further that, if Mr. Hatfield’s employment is terminated prior to September 19, 2014 by Patriot without cause or by Mr. Hatfield for good reason, Mr. Hatfield will be entitled to an amount equal to two times his base salary, plus an additional amount equal to two times the greater of his target annual bonus for the calendar year of termination or the annual average (before proration for 2011) of his actual annual bonus awards for the three calendar years preceding the date of termination (or, if he has not been employed by Patriot for three full calendar years, for the two or one-year period, as applicable, for which he has been employed and received an annual bonus), plus an additional amount equal to two times six percent of his base salary. In addition, if Mr. Hatfield’s employment is terminated by Patriot without cause or by him for good reason, Mr. Hatfield will be entitled to a prorated bonus for the calendar year of termination, calculated as the annual bonus that he would have received in such year based on actual performance. With respect to any portion of the prorated bonus that the Company did not intend to comply with Section 162(m) of the Internal Revenue Code, he will be deemed to have met the applicable performance goals at target in determining such portion of the prorated bonus. Patriot will also continue to provide Mr. Hatfield life insurance, group health coverage, accidental death and dismemberment coverage and a health care flexible spending account for a period of two years following his termination; provided that any such coverage will terminate to the extent Mr. Hatfield is offered or obtains comparable benefits from another employer.
     The employment agreement also contains provisions concerning confidentiality, non-competition and non-solicitation.
     Under Mr. Hatfield’s employment agreement, “good reason” is defined as (i) a reduction in his base salary; (ii) a material reduction in the aggregate program of employee benefits and perquisites to which he is entitled (other than a reduction that generally affects all executives); (iii) a material decline in his annual bonus or long term incentive award opportunities (other than a decline that generally affects all executives); (iv) relocation of his primary office by more than 50 miles from the location of his primary office in Charleston, West Virginia or secondary office in Saint Louis, Missouri; or (v) any material diminution or material adverse change in his title, duties, responsibilities or reporting relationships, or his duties or responsibilities as a senior executive of a publicly-held company.

     Under Mr. Hatfield’s employment agreement, “cause” is defined as (i) any material and uncorrected breach by him of the terms of his employment agreement, (ii) any willful fraud or dishonesty of his involving the property or business of Patriot, (iii) a deliberate or willful refusal or failure of his to comply with any major corporate policy of Patriot which is communicated to him in writing, or (iv) his conviction of, or plea of nolo contendere to, any felony if such conviction or plea results in his imprisonment; provided that, with respect to clauses (i), (ii) and (iii) above, he will have thirty (30) days following his receipt of written notice of the conduct that is the basis for the potential termination for cause within which to cure the conduct.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Patriot Coal Corporation dated September 14, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 15, 2011

PATRIOT COAL CORPORATION
By:	/s/ Mark N. Schroeder
Mark N. Schroeder
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Patriot Coal Corporation dated September 14, 2011.